UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway, Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 18, 2015 (the “Closing Date”), Tuesday Morning Corporation (the “Company”) entered into a Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tuesday Morning, Inc., as the borrower (“Borrower”), the Company, TMI Holdings, Inc. (“TMI Holdings”), the lenders party hereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.  The Borrower and TMI Holdings are wholly-owned subsidiaries of the Company.

The Credit Agreement provides for an asset based revolving facility (the “Revolving Facility”) in the aggregate principal amount of $180.0 million. The availability of funds to the Borrower under the Revolving Facility is limited to the lesser of a calculated borrowing base and the lenders’ aggregate commitments under the Revolving Facility.  The Credit Agreement also permits the Borrower to incur other third-party facilities including a term loan facility meeting specified conditions. The Borrower may also request increases in the amount of the Revolving Facility of up to an additional $100.0 million, subject to obtaining commitments from lenders therefor and meeting certain other conditions.

Commitment Fee; Interest Rate.  The Borrower will incur commitment fees of 0.25% per annum on the unused portion of the Revolving Facility, payable quarterly. The interest rate applicable to any borrowings under the Revolving Facility will equal either LIBOR/Eurodollar rate plus 1.25% per annum or base rate/prime rate plus 0.00% per annum, although base rate/prime rate loans are subject to a “floor” of the one month LIBOR rate plus 2.50% per annum.

Maturity.  The Revolving Facility will mature on August 18, 2020.

Representations; Covenants; Events of Default.  The Credit Agreement contains various customary representations and warranties by the Company, TMI Holdings, the Borrower and its subsidiaries, which include customary use of materiality, material adverse effect and knowledge qualifiers.  The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on the Company, TMI Holdings, the Borrower and its subsidiaries, (b) certain negative covenants that generally prohibit, subject to various exceptions, the Company, TMI Holdings, the Borrower and its restricted subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends, repurchasing shares and engaging in mergers and consolidations, sale and leasebacks and asset dispositions, (c) a financial covenant consisting of a fixed charge coverage ratio that is only applicable when availability drops below certain thresholds and (d) customary events of default for financings of this type.  In order for the Borrower to make a restricted payment to the Company for the payment of a dividend or a repurchase of shares, the Company must, among other things, maintain certain availability thresholds. Events of default under the Credit Agreement include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of five business days after the due date, failure to perform or observe covenants and agreements (subject to any applicable grace periods), representations and warranties being false or misleading in any material respect when made or deemed to be made, certain acts of bankruptcy or insolvency, defaults on certain other obligations, and a change of control as defined in the Credit Agreement. Obligations under the Revolving Facility may be declared due and payable upon the occurrence and during the continuance of an event of default. Obligations under the Revolving Facility in excess of the lesser of a calculated borrowing base and the lenders’ aggregate commitments under the Revolving Facility are payable within three business days.

Guarantee and Collateral Agreement.  Pursuant to that certain Guarantee and Collateral Agreement, dated as of August 18, 2015 (the “Guarantee and Collateral Agreement”), by and among the Company, TMI Holdings, the Borrower and certain subsidiaries of the Borrower and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (a) the obligations of the Borrower under the Revolving Facility are guaranteed by the Company, TMI Holdings and certain subsidiaries of the Borrower subject to certain carveouts and exceptions and (b) the Revolving Facility is secured, subject to certain carevouts and exceptions, by a first priority lien on certain current assets of the Company, TMI Holdings and certain subsidiaries of the Borrower.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee and Collateral Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively.

1.02. Termination of a Material Definitive Agreement.

In conjunction with entering into the Credit Agreement described in Item 1.01, the Company terminated its previous credit agreement dated as of December 15, 2008, as amended, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender, L/C issuer, Banc of America Securities LLC and Wells Fargo Retail Finance, LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Retail Finance, LLC, as syndication agent, and the several banks and other financial institutions or entities from time to time parties thereto.  A description of the terms of the previous credit agreement is set forth in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Secured Credit Facility” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the Securities and Exchange Commission and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

The following agreements have been filed as exhibits to provide investors with information regarding their respective terms. The agreements are not intended to provide any other actual information about the Company or its business or operations. In particular, the assertions embodied in any representations, warranties, and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be subject to information not included in the agreements that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties, and covenants in the agreements may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the respective agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company or its business or operations on the date hereof.

(d)  Exhibits

10.1                        Credit Agreement dated as of August 18, 2015, among Tuesday Morning, Inc., as the borrower, each of the Subsidiary Guarantors (as defined therein), Tuesday Morning Corporation, TMI Holdings, Inc., the lenders party hereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

10.2                        Guarantee and Collateral Agreement, dated as of August 18, 2015, by and among Tuesday Morning Corporation, TMI Holdings, Inc., Tuesday Morning, Inc. and certain of its subsidiaries and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

August 19, 2015	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

Credit Agreement dated as of August 18, 2015, among Tuesday Morning, Inc., as the borrower, each of the Subsidiary Guarantors (as defined therein), Tuesday Morning Corporation, TMI Holdings, Inc., the lenders party hereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

10.2

Guarantee and Collateral Agreement, dated as of August 18, 2015, by and among Tuesday Morning Corporation, TMI Holdings, Inc., Tuesday Morning, Inc. and certain of its subsidiaries and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.